UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) May 6, 2004

ATSI Communications, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

1-15687	74-2849995
(Commission File Number)	(I.R.S. Employer Identification No.)

8600 Wurzbach, Suite 700W San Antonio, Texas	78240
(Address of Principal Executive Offices)	(Zip Code)

(210) 614-7240

(Registrant’s Telephone Number, Including Area Code)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

ITEM 1.01.     Entry into a Material Definitive Agreement.

On August 1, 2004, ATSI Communications, and Hinotel, Inc. entered into an asset purchase agreement under which ATSI will acquire all of Hinotel’s customer base, a customer management and billing system, certain supplier contracts and the Competitive Local Exchange Carrier (CLEC) license in exchange for $7,500 in cash and 40,000 shares of ATSI common stock.  Neither ATSI nor any of its affiliates had any relationship with Hinotel prior to the purchase of the assets.

Section 2 – Financial Information

ITEM 2.01.     Completion of Acquisition or Disposition of Assets.

The acquisition of certain telecommunication assets from Hinotel, Inc. was completed on August 30, 2004.  The assets acquired included Hinotel’s entire customer base, a customer management and billing system, certain supplier contracts and a Competitive Local Exchange Carrier license issued by the State of Texas.  The consideration for the purchase of the assets consisted of $7,500 in cash and 40,000 shares of ATSI common stock.  Neither ATSI nor any of its affiliates had any relationship with Hinotel prior to the purchase of the assets.

Section 3 – Securities and Trading Markets

ITEM 3.02.     Unregistered Sales of Equity Securities.

            In connection with the purchase of certain assets, ATSI Communications, Inc. issued a total of 40,000 shares of its common stock on August 30, 2004 to Hinotel, Inc.  The shares were issued in a private transaction that did not include a public solicitation and was exempt from registration under Section 4(2) of the Securities Act of 1933.

Section 9 – Financial Statements and Exhibits

ITEM 9.01.     Financial Statements and Exhibits.

            The following documents are filed as exhibits to this report:

2.1 – Asset purchase agreement between ATSI Communications, Inc. and Hinotel, Inc, dated as of August 1, 2004.

99.1 – ATSI Communications, Inc. press release dated August 30, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATSI Communications, Inc. Dated: August 30, 2004

By:	/s/ Antonio Estrada
Antonio Estrada Corporate Controller